VOTING AGREEMENT

     VOTING AGREEMENT, dated as of April 26, 1995, by and among High River Limited Partnership, a Delaware limited partnership ("High River"), Carl C. Icahn ("Icahn"), The Global Health Sciences Fund, a Massachusetts business trust ("INVESCO," and collectively with High River and Icahn, including all successors and assigns thereof, the "Shareholders"), Bristol-Myers Squibb Company, a Delaware corporation ("Bristol") and Cadus Pharmaceutical Corporation, a Delaware corporation ("Cadus").

                              W I T N E S S E T H:

     WHEREAS, the Shareholders, Bristol and Cadus are parties to a certain Voting Agreement dated as of July 30, 1993, as amended (the "Voting Agreement"), pursuant to which each of them and certain of the other holders of shares of capital stock of Cadus, have agreed to vote the shares of capital stock of Cadus owned by them for the election of directors designated by the others and by certain other parties;

     WHEREAS, pursuant to a Stock Purchase Agreement dated as of April __, 1995 by and between ImClone Systems Incorporated and High River (the "Stock Purchase Agreement"), High River has agreed to purchase an aggregate of 1,050,000 shares of common stock of Cadus, par value $.001 per share and 1,810,396 shares of series A preferred stock of Cadus, par value $.001 per share (collectively, the "Cadus Shares");

     WHEREAS, a condition to the purchase by High River of the Cadus Shares is the execution and delivery by INVESCO, Bristol and Cadus of this separate voting agreement relating to, among other things, the election of certain additional members to Cadus' Board of Directors (the "Board of Directors") and the termination of the Voting Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                              ELECTION OF DIRECTORS

     1.1 Election of Directors. At any time at which shareholders of Cadus will have the right to vote in the election of directors of Cadus, each of the Shareholders will vote all shares of capital stock of Cadus presently owned or hereafter acquired by such Shareholder as follows:

     a. to cause and maintain the election to the Board of Directors such number of directors as, together with the Icahn Directors (as defined in the Voting Agreement), will give High River 51%, rounded up to the nearest whole number, of the total number of directors of the Board of Directors, which directors will be designated by High River (each a "High River Director" and together with the Icahn Directors, the "High River Directors");

     b. following the termination of the Voting Agreement pursuant to Section
1.4 hereof, to cause and maintain the election to the Board of Directors of one director designated by INVESCO;

     c. following the termination of the Voting Agreement pursuant to Section
1.4 hereof, to cause and maintain the election to the Board of Directors of one director designated by Bristol;

     d. following the termination of the Voting Agreement pursuant to Section
1.4 hereof, to cause and maintain the election to the Board of Directors of the then- current President and Chief Executive Officer of Cadus; and

     e. following the termination of the Voting Agreement pursuant to Section
1.4 hereof, to cause and maintain the election to the Board of Directors of one director designated by the Founders (as defined in the Voting Agreement).

     Cadus shall use its best efforts to cause the nomination for election to the Board of Directors of the individuals set forth above.

     1.2 Vacancies and Removal of Directors. a. The directors designated as set forth in Section 1.1 shall be elected at any annual or special meeting of shareholders (or by written consent in lieu of a meeting of shareholders) and shall serve until his/her successor is elected and qualified or until his/her earlier resignation or removal.

     b. Each of the Shareholders agrees to vote shares of capital stock of Cadus owned by such Shareholder:

          (i) in favor of removal of a High River Director only if High River shall vote any of its shares of capital stock of Cadus in favor of such removal;

          (ii) in favor of removal of the director designated by INVESCO only if INVESCO shall vote any of its shares of capital stock of Cadus in favor of such removal;

          (iii) in favor of removal of the director designated by Bristol only if Bristol shall vote any of its shares of capital stock of Cadus in favor of such removal;

          (iv) in favor of removal of the director who was at the time of designation the then-current President and Chief Executive Officer of Cadus only if such individual shall cease to be the President and Chief Executive Officer of Cadus;

          (v) in favor of removal of the director designated by the Founders only if the Founders and members of the immediate family of the Founders (as defined in Item 404 of Regulation S-K of the Securities Act of 1933, as amended (the "Securities Act")) shall vote a majority of the shares of capital stock of Cadus held by the Founder and such family members in favor of the removal of such previously designated director;

and in such case, such Shareholder shall vote all of its shares of capital stock in favor of such removal.

     c. Any vacancy in the office of a High River Director or of a director specified in Section 1.1(b), (c) or (e) shall be filled as promptly as practicable by the designation by the appropriate person specified in Section
1.1 of a new nominee and an election by the Shareholders. Pending any vote or written consent of the Shareholders to elect a new High River Director or of a director specified in Section 1.1(b), (c) or (e), any vacancy in the office of such a director shall not be filled by the vote of the remaining directors; provided, that a majority of the directors then in office may fill any such vacancy with an individual designated by the appropriate person specified in
Section 1.1 with the prior written consent of such person.

     1.3 Certain Limitations on Voting. Notwithstanding any other provision of this Agreement, the Shareholders shall not be obligated to vote their shares of capital stock of Cadus in accordance with Section 1.1 or Section 1.2, as follows:

                  a. If at any time High River (and its "affiliates" as defined for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall cease to be the beneficial owner (as defined in Regulation 13D-G under the Exchange Act) of at least 5,029,322 shares of capital stock of Cadus (such number to be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification of other similar event involving a change in the capital stock of Cadus), the Shareholders shall not be obligated to vote their shares of capital stock of Cadus in accordance with Section 1.1(a) or Section 1.2(b)(i);

                  b. If at any time INVESCO (and its "affiliates" as defined for purposes of the Exchange Act) shall cease to be the beneficial owner (as defined in Regulation 13D-G under the Exchange Act) of at least 1,093,750 shares of capital stock of Cadus (such number to be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification of other similar event involving a change in the capital stock of Cadus), the Shareholders shall not be obligated to vote their shares of capital stock of Cadus in accordance with Section 1.1(b) or
Section 1.2(b)(ii);

                  c. If at any time Bristol (and its "affiliates" as defined for purposes of the Exchange Act) shall cease to be the beneficial owner (as defined in Regulation 13D-G under the Exchange Act) of at least 1,785,714 shares of capital stock of Cadus (such number to be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification of other similar event involving a change in the capital stock of Cadus), the Shareholders shall not be obligated to vote their shares of capital stock of Cadus in accordance with Section 1.1(c) or
Section 1.2(b)(iii);

                  d. If at any time the Founders and members of their immediate families (as defined in Item 404 of Regulation S-K of the Securities Act) shall cease to be the beneficial owners (as defined in Regulation 13D-G under the Exchange Act) of shares of capital stock of Cadus which, in the aggregate, are at least 50% of the shares of capital stock of Cadus owned by the Founders and members of their immediate families at the date of this agreement (such number to be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification of other similar event involving a change in the capital stock of Cadus), the Shareholders shall not be obligated to vote their shares of capital stock of Cadus in accordance with Section 1.1(e) or
Section 1.2(b)(v)

         1.4 Termination of Voting Agreement. Each of the Shareholders and Bristol will use its best efforts to cause the termination of the Voting Agreement.

         1.5 Amendment to By-Laws. Each of the Shareholders and Bristol will use its best efforts to cause the amendment of Section 2.6 of the By-laws of Cadus to eliminate the requirement that there be an affirmative vote of a number of directors equal to the entire Board of Directors less one director in order to take the actions described therein.


                                   ARTICLE II
                                  MISCELLANEOUS


         2.1 Further Assurances. From and after the date of this Agreement, upon the request of any party hereto, the other parties hereto shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

         2.2 Injunctive Relief. It is acknowledged that it will be impossible to measure the damages that would be suffered if any Shareholder fails to comply with the provisions of Sections 1.1 and 1.2 of this Agreement and that in the event of any such failure, the other Shareholders will not have an adequate remedy at law. Therefore, each Shareholder shall be entitled to obtain specific performance of the other Shareholders' obligations thereunder and to obtain immediate injunctive relief. The Shareholders shall not argue, as a defense to any proceeding for such specific performance or injunctive relief, that High River has an adequate remedy at law.

         2.3 Termination. This Agreement shall terminate on the earliest of (a) the date on which a written instrument to that effect is signed by all of the parties hereto, (b) the date of closing of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement filed pursuant to the Securities Act covering the offer and sale of common stock of Cadus for the account of Cadus in which Cadus receives gross proceeds equal to or greater than $7,500,000 (calculated after deducting underwriters' discounts and commissions but before deduction of expenses), and in which the price per share of Cadus common stock equals or exceeds $1.38 (such price subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in Cadus common stock), (c) the date of consummation of a consolidation or merger of Cadus with another corporation which results in more than 50 percent of the voting power of capital stock outstanding immediately after such consolidation or merger being held by one or more persons who were not shareholders of Cadus immediately prior to such consolidation or merger; and
(d) the date of completion of the sale of all or substantially all of the assets of Cadus to another person as an entirety or substantially as an entirety.

         2.4 Effectiveness; Binding Effect. This Agreement shall become effective as among the parties who are signatories hereto when executed and delivered by each of Cadus and the Shareholders. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns, legal representatives and heirs.

         2.5 Amendments or Waivers. This Agreement may not be amended or waived (either generally or in a particular instance and either retroactively or prospectively) except by a written instrument signed by the party against whom enforcement of such amendment, modification or waiver is sought. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         2.6 Additional Parties. a. Cadus and any Shareholders (in the case of a transfer of capital stock by such Shareholder) shall cause any person or entity who acquires shares of capital stock of Cadus owned by any Shareholder to become a party hereto as a Shareholder, unless at the time of such transfer, such person or entity was a Shareholder, in which case such person or entity shall remain a Shareholder.

         b. Any person who is or becomes a holder of any shares of capital stock of Cadus may, by executing and delivering to Cadus a counterpart of this Agreement, become a party hereto as a Shareholder.

         2.7 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered by hand, by telecopier, by overnight mail or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

                  a.       If to Cadus:

                  Cadus Pharmaceutical Corporation
                  777 Old Saw Mill River Road
                  Tarrytown, NY 10591
                  Attention: Dr. Jeremy Levin

                  with a copy to:

                  Morrison Cohen Singer & Weinstein, LLP
                  750 Lexington Avenue
                  New York, NY 10022
                  Attention: Salomon R. Sassoon, Esq.

                  b.       If to High River or Icahn:

                  High River Limited Partnership
                  100 South Bedford Road
                  Mount Kisco, NY 10549
                  Attention: Carl C. Icahn

                  or

                  Carl C. Icahn
                  100 South Bedford Road
                  Mount Kisco, NY 10549

                  in each case with a copy to:

                  Gordon Altman Butowsky Weitzen Shalov & Wein
                  114 West 47th Street
                  New York, NY 10036
                  Attention: Marc Weitzen, Esq.

                  c.       If to Bristol:

                  Bristol-Myers Squibb Company
                  P.O. Box 4000

                  Route 206 and Province Line Road
                  Princeton, New Jersey 08543-4000
                  Attention:  Vice President and Senior Counsel,
                  Pharmaceutical Research Institute
                            and Worldwide Strategic Development

                  d.       If to INVESCO:

                  The Global Health Sciences
                  Fund c/o INVESCO Trust Company
                  7800 E. Union Avenue,
                  Suite 800
                  Denver, CO 80237
                  Attention: Buck Phillips

                  with a copy to:

                  INVESCO Trust Company
                  7800 E. Union Avenue,
                  Suite 800
                  Denver, CO 80237
                  Kenneth Christoffersen, Esq.

(or at such other address or addresses as may have been furnished in writing by any party to the other parties)

         2.8 Entire Agreement. This Agreement, together with the Voting Agreement, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, whether oral or written, of any of the parties hereto concerning the subject matter hereof.

         2.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         2.10 Captions. The captions of the sections, subsections and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

         2.11 Severability; Governing Law. If any provisions of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable to the maximum extent possible in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as an instrument as of the date first above written.

                                        CADUS PHARMACEUTICAL CORPORATION


                                        By:    /s/ JAMES S. RIELLY
                                            ------------------------------------
                                        Title: Secretary/Treasurer

                                        HIGH RIVER LIMITED PARTNERSHIP

                                        By: RIVERDALE INVESTORS CORP., INC.,
                                            ------------------------------------
                                                 General Partner


                                        By:    /s/ ROBERT J. MITCHELL
                                            ------------------------------------
                                        Title:


                                        BRISTOL-MYERS SQUIBB COMPANY

                                        By:    /s/ CHARLES LINZNER
                                            ------------------------------------
                                        Title: Vice President and Senior Counsel

                                        THE GLOBAL HEALTH SCIENCES FUND


                                        By:    /s/ GLEN A. PAYNE
                                            ------------------------------------
                                        Title: Secretary



                                        /s/ CARL C. ICAHN
                                        ----------------------------------------
                                        CARL C. ICAHN


(signature page to voting agreement among High River, Cadus, Bristol-Myers, INVESCO and Carl C. Icahn)

                       FIRST AMENDMENT TO VOTING AGREEMENT

     FIRST AMENDMENT TO VOTING AGREEMENT, dated as of November 1, 1995, which amends the Voting Agreement (the "Agreement"), dated as of April 26, 1995, by and among Cadus Pharmaceutical Corporation ("Cadus"), High River Limited Partnership, Carl C. Icahn, The Global Health Sciences Fund and Bristol-Myers Squibb Company.

                              W I T N E S S E T H:

     WHEREAS, Physica B.V. ("Physica") is purchasing 2,500,000 shares of Cadus's Series B Convertible Preferred Stock, $.001 par value per share, pursuant to a Preferred Stock Purchase Agreement of even date herewith; and

     WHEREAS, one of the conditions to Physica's purchase of Cadus's Series B Convertible Preferred Stock is the amendment of the Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto hereby agree as follows:

     1. Physica by executing this First Amendment to Voting Agreement agrees that it shall be deemed a "Shareholder" for purposes of the Agreement and that it shall be bound by the terms and provisions of the Agreement applicable to Shareholders.

     2. Section 1.1 of the Agreement is hereby amended to read as follows:

     "1.1 Election of Directors. At any time at which shareholders of Cadus will have the right to vote in the election of directors of Cadus, each of the Shareholders will vote all shares of capital stock of Cadus presently owned or hereafter acquired by such Shareholder as follows:

     a. to cause and maintain the election to the Board of Directors such number of directors as will give High River 51%, rounded up to the nearest whole number, of the total number of directors of the Board of Directors, which directors will be designated by High River (each a "High River Director" and collectively the "High River Directors");

     b. to cause and maintain the election to the Board of Directors of one director designated by INVESCO;

     c. to cause and maintain the election to the Board of Directors of one director designated by Bristol, which director shall recuse himself from any discussion or vote with respect to any proposed transaction between Cadus and a third party pharmaceutical or biopharmaceutical company involving research collaboration or the licensing of Cadus's technology;

     d. to cause and maintain the election to the Board of Directors of the then-current President and Chief Executive Officer of Cadus;

     e. to cause and maintain the election to the Board of Directors of one director designated by James R. Broach and Thomas Shenk (collectively, the "Founders"), which director shall be one of the Founders who is eligible for service on the Board of Directors in accordance with Section 1.4 hereof; and

     f. to cause and maintain the election to the Board of Directors of one director designated by Physica, which director shall recuse himself from any discussion or vote with respect to any proposed transaction between Cadus and a third party pharmaceutical or biopharmaceutical company involving research collaboration or the licensing of Cadus's technology.

     Cadus shall use its best efforts to cause the nomination for election to the Board of Directors of the individuals set forth above."

     3. A subsection (b)(vi) shall be added to Section 1.2 of the Agreement, which shall read as follows:

          "(vi) in favor of the removal of the director designated by Physica only if Physica shall vote any of its shares of capital stock of Cadus in favor of such removal."

     4. Subsection 1.2(c) of the Agreement is hereby amended to read as follows:

          "c. Any vacancy in the office of a High River Director or of a director specified in Section 1.1(b), (c), (e) or (f) shall be filled as promptly as practicable by the designation by the appropriate person specified in Section 1.1 of a new nominee and an election by the Shareholders. Pending any vote or written consent of the Shareholders to elect a new High River Director or of a director specified in Section 1.1(b), (c), (e) or (f), any vacancy in the office of such a director shall not be filled by the vote of the remaining directors; provided, that a majority of the directors then in office may fill any such vacancy with an individual designated by the appropriate person specified in Section 1.1 with the prior written consent of such person."

     5. A subsection (e) shall be added to Section 1.3 of the Agreement, which shall read as follows:

          "(e) If at any time Physica (and its "affiliates" as defined for purposes of the Exchange Act) shall cease to be the beneficial owner (as defined in Regulation 13D-G under the Exchange Act) of at least 1,250,000 shares of capital stock of Cadus (such number to be subject to equitable adjustment in the event of a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital stock of Cadus), the Shareholders shall not be obligated to vote their shares of capital stock of Cadus in accordance with Section 1.1(f) or Section 1.2(b)(vi)."

     6. Section 1.4 of the Agreement is hereby amended to read as follows:

          "1.4. Eligibility of Founders. Notwithstanding any other provision of this Agreement, any Founder (1) as to whom there shall be a Termination (as defined in the Restricted Stock Agreement, dated as of May 24, 1993 between the Company and such Founder), or (2) who together with any member of such Founder's immediate family shall cease to be the sole beneficial owner (as that term is defined in Regulation 13D-G under the Exchange Act) of more than 50 percent of the shares of capital stock beneficially owned by such Founder and such members of the immediate family of such Founder at the date of this Agreement, thereafter shall no longer be eligible to participate in the selection of a director for purposes of section 1.1(e), shall no longer be eligible to serve as a director designated pursuant to
     Section 1.1(e) and shall be deemed not to be a Founder for purposes of
     Section 1.2(b)(v) or 1.3(d)."

     7. A subsection (e) shall be added to Section 2.7 of the Agreement, which shall read as follows:

               "e. If to Physica:

                   Physica B.V.
                   C. J. van Houtenlaan 36
                   1381 CP Weesp
                   The Netherlands
                   Attention: President

                   with a copy to:

                   Solvay America, Inc.
                   3333 Richmond Avenue
                   Houston, Texas 77098
                   Attn: General Counsel"

     8. Except as amended hereby, the terms and conditions of the Agreement are confirmed. The Agreement, as so amended, shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Voting Agreement to be executed as of the date first above written.


                                       CADUS PHARMACEUTICAL CORPORATION

                                       By:     /s/ JEREMY M. LEVIN
                                          ------------------------------------
                                              Jeremy M. Levin, President


                                       HIGH RIVER LIMITED PARTNERSHIP

                                       By: RIVERDALE INVESTORS CORP., INC.
                                           General Partner

                                       By:      /s/ ROBERT J. MITCHELL
                                          ------------------------------------
                                          Name:   Robert J. Mitchell
                                          Title:


                                       BRISTOL-MYERS SQUIBB COMPANY

                                       By:     /s/ CHARLES LINZNER
                                          ------------------------------------
                                          Name:  Charles Linzner
                                          Title: Vice President & Senior
                                                  Counsel

                                       THE GLOBAL HEALTH SCIENCES FUND

                                       By:     /s/ BARRY KUROKAWA
                                          ------------------------------------
                                          Name:  Barry Kurokawa
                                          Title: Vice-President


                                              /s/ CARL ICAHN
                                          ------------------------------------
                                                 Carl C. Icahn

                                       PHYSICA B.V.

                                       By:    /s/ JAN VAN INGEN
                                          ------------------------------------
                                          Name:  Jan Van Ingen
                                          Title: President


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